EXECUTION COPY

PREFERRED STOCK PURCHASE AGREEMENT

PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of July 28, 2006, by and between Airspan Networks, Inc., a Washington corporation (the “Company”), and Oak Investment Partners XI, Limited Partnership, a Delaware Limited Partnership (the “Purchaser”).

RECITALS:

A. WHEREAS, the Purchaser desires to transfer all shares of the Company’s Series A Preferred Stock, par value US$0.0001 per share (the “Series A Preferred Stock”) held by the Purchaser to the Company, and to pay an additional US$29,000,000 in cash to the Company, in exchange for up to 200,690 shares of a newly designated class of the Company’s preferred stock, par value U.S.$0.0001 per share, entitled Series B Preferred Stock (the “Series B Preferred Stock”);

AGREEMENT:

In consideration of the foregoing premises and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1. PURCHASE AND SALE OF PREFERRED STOCK

1.1 Purchase and Sale.

(a) Purchase and Sale. Subject to the terms and conditions hereof, including the conditions set forth in Sections 5, 6 and 7, (i) the Purchaser shall transfer to the Company all shares of Series A Preferred Stock owned by Purchaser as of the Closing Date (as defined below) and the Company will issue 1.3793150684931 shares of Series B Preferred Stock to the Purchaser for each share of Series A Preferred Stock so transferred (accordingly, if on the Closing Date the Purchaser transfers 73,000 shares of Series A Preferred Stock, the Company will issue 100,690 shares of Series B Preferred Stock in exchange therefor), and (ii) the Purchaser shall pay Twenty Nine Million Dollars (US$29,000,000) (collectively, the “Purchase Price”) to the Company, and the Company shall issue and sell to the Purchaser, at two hundred ninety dollars (US$290.00) per share, 100,000 shares of Series B Preferred Stock (the up to 200,690 shares of Series B Preferred Stock issued pursuant hereto are referred to as the “Offered Securities”).

(b) Time and Place of Closing. The closing of the purchase and sale of the Offered Securities (the “Closing”) shall be held at the offices of Hunton & Williams, 1111 Brickell Avenue, 25th Floor, Miami, FL 33131 (by means of facsimile or overnight mail). On the first business day after the conditions set forth in Sections 5, 6 and 7 (other than those to be satisfied on the Closing Date, which shall be satisfied or waived on such date) have been satisfied or waived by the party entitled to waive such conditions or such later date and time as the parties may agree in writing (the “Closing Date”), (A) the Purchaser shall (x) deliver to the Company by wire transfer in immediately available funds to an account or accounts designated in writing by the Company to the Purchaser at least one business day prior to the Closing Date, funds in the amount of US$29,000,000 and (y) make or cause to be made the deliveries set forth in Section 7 and (B) the Company shall (x) issue and deliver to the Purchaser all of the shares of the Series B Preferred Stock registered in the name of the Purchaser and (y) make or cause to be made the deliveries set forth in Section 6.

PREFERRED STOCK PURCHASE AGREEMENT

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as of the date hereof to Purchaser that:

2.1 The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Washington, with requisite corporate power and authority to own its properties and conduct its business as presently conducted. The Company is duly qualified to do business as a foreign corporation in good standing in all other U.S. jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on (x) the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, or (y) the ability of the Company to complete the transactions contemplated hereby (hereinafter, a “Material Adverse Effect”). The Company has furnished representatives of the Purchaser with correct and complete copies of the Articles of Incorporation (the “Articles of Incorporation”) and Bylaws (“Bylaws”) of the Company, both as amended and currently in effect.

2.2 Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as presently conducted. Each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other U.S. jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and is owned of record by the Company.

2.3 As of the date hereof, the authorized capital stock of the Company consists of: (i) 100,000,000 shares of Common Stock and (ii) five million (5,000,000) shares of Preferred Stock. As of July 24, 2006, 39,927,492 shares of Common Stock have been issued and are outstanding, 138,250 shares of Restricted Stock have been issued and are outstanding and 73,000 shares of Series A Preferred Stock are issued and outstanding. As of July 24, 2006, other than with respect to an aggregate of 9,532,800 shares of Common Stock reserved for issuance under the Company’s equity incentive plans and 7,300,000 shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its equity securities. As of the Closing Date, there will be 250,000 shares of Series B Preferred Stock reserved for issuance and a sufficient number of authorized but unissued shares of Common Stock reserved for issuance upon the conversion of the Series B Preferred Stock. Provided that the Purchaser complies with Section 4.8 below, immediately upon the Closing, there will be no shares of Series A Preferred Stock outstanding.

PREFERRED STOCK PURCHASE AGREEMENT

2.4 The Offered Securities, and the shares of Common Stock issuable upon conversion of the Offered Securities (the “Conversion Shares”), and all outstanding shares of capital stock of the Company have been duly authorized. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable. When the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date, and, when the Conversion Shares have been delivered in accordance with the terms of the Articles of Amendment to the Articles of Incorporation to be filed pursuant to this Agreement with the Secretary of State of the State of Washington setting forth the preferences and privileges of the Series B Preferred Stock (the “Articles of Amendment”), such Offered Securities and Conversion Shares will have been, validly issued, fully paid and nonassessable. None of the Offered Securities or Conversion Shares are subject to any preemptive right or any right of refusal. The Company does not believe that the right of the holders of at least a majority of the outstanding shares Series A Preferred Stock to approve the issuance of the Offered Securities constitutes a preemptive right or a right of first refusal.

2.5 Subject in part to the accuracy of the Purchaser’s representations herein, no consent, waiver, approval, authorization, or order of, or registration, declaration or filing with, any governmental agency or body, any court or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a “Governmental Entity”) is required for the consummation of the transactions contemplated by this Agreement, except for (i) the filing of a Form D with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and such as may be required under state securities law, (ii) the provision of the Articles of Amendment with the Secretary of State of the State of Washington, (iii) the filing of the Proxy Statement (as defined in Section 4.5(a)) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) the approval from the NASDAQ Global Market (the “NASDAQ”) for the listing of the Conversion Shares for trading thereon, and (v) the filing of the Notification and Report Forms with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the expiration or termination of the applicable waiting period under the HSR Act (collectively, the “Required Regulatory Approvals”).

2.6 This Agreement has been duly authorized, executed and delivered by the Company. All corporate action on the part of the Company and its shareholders, directors and officers necessary for the authorization, execution and delivery of this Agreement, the execution and filing of the Articles of Amendment, the issuance of the Offered Securities and the Conversion Shares, the consummation of the other transactions contemplated hereby and the Articles of Amendment and the performance of all the Company’s obligations hereunder and under the Articles of Amendment has been taken or will be taken prior to the Closing. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the limitations imposed by applicable federal or state securities laws on the indemnification provisions contained in this Agreement.

PREFERRED STOCK PURCHASE AGREEMENT

2.7 The Board of Directors (the “Board of Directors”) has determined this Agreement and the transactions contemplated hereby to be advisable and in the best interests of the Company and its shareholders and has approved such transactions. The transactions contemplated hereby have been approved for purposes of Section 23.B.19.040(1) of the Washington Business Corporation Act. The affirmative vote of the holders of a majority of the outstanding shares of the Series A Preferred Stock is required under the Company’s Articles of Incorporation to approve the issuance of the Series B Preferred Stock and the affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the Shareholders Meeting (as defined in Section 4.5(c)) is required under the rules of NASDAQ to approve the issuance of the Series B Preferred Stock. In addition, the Board of Directors has determined that it is advisable to seek the affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the Shareholders Meeting excluding votes cast by the Purchaser and its Affiliates in accordance with prevailing concepts of statutory and/or common law (collectively, the “Required Vote”). Except for the Required Vote, no approval of this Agreement, the Articles of Amendment or the transactions contemplated by this Agreement by the holders of any shares of stock of the Company is required in connection with the execution, delivery or performance of this Agreement or the Articles of Amendment or the consummation of the transactions contemplated by this Agreement, whether pursuant to the Washington Business Corporation Act, the Articles of Incorporation or Bylaws, the rules and regulations of the NASD, NASDAQ or otherwise.

2.8 Assuming that the Required Regulatory Approvals and the Required Vote are obtained, the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in a breach or violation of (i) any of the terms and provisions of the Articles of Incorporation or Bylaws of the Company or any of its subsidiaries, nor (ii) any of the terms and provisions of, or constitute a default under any statute, rule, regulation or order of any Governmental Entity, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject (except where such breaches, violations or defaults individually or in the aggregate would not have a Material Adverse Effect).

2.9 There have been no investment bankers, brokers or finders used by the Company or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) (an “Affiliate”) of the Company in connection with the transactions contemplated by this Agreement and no persons or entities are entitled to a fee or compensation from the Company or its subsidiaries in respect thereof.

PREFERRED STOCK PURCHASE AGREEMENT

2.10 Except for liens or encumbrances created in connection with any Permitted Loan Financing (as such term is defined in Section 4.7(i)), the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the operation of the Company’s business, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them. The Company and its subsidiaries hold any leased, real or personal property that is material to the operation of the Company’s business under a valid and enforceable lease with no exceptions that would materially interfere with the use made or to be made thereof by them.

2.11 The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate Governmental Entities necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

2.12 With the exception of the litigation described in the Company’s SEC Documents (defined below), as of the date hereof, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties or any director, officer or employee (related to any such person’s services as a director, officer or employee of the Company) that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, and, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated. As of the date hereof, the Company has not initiated and has no plan to initiate any action, suit or proceeding that, if decided adversely to the Company, would, individually or in the aggregate, result in a Material Adverse Effect.

2.13 The Company has made available to representatives of the Purchaser all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with SEC since January 1, 2006, including copies of all the exhibits referenced therein (the “SEC Documents”). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC since January 1, 2006 have been so filed. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be; and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.14 The financial statements included in the SEC Documents present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q and Form 8-K of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or are not reasonably expected to be, individually or in the aggregate, material in amount), complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto.

PREFERRED STOCK PURCHASE AGREEMENT

2.15 The Company and its subsidiaries own or possess, or can acquire on reasonable terms, sufficient legal rights to all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable propriety or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

2.16 Neither the Company nor any Affiliate of the Company has, directly, or through any agent, (a) sold, offered for sale, solicited any offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sales of the Offered Securities in a manner that would require the registration under the Securities Act of the Offered Securities; or (b) offered, solicited offers to buy or sold the Offered Securities in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company will not engage in any of the actions described in subsections (a) and (b) of this paragraph.

2.17 Subject to the accuracy of the Purchaser’s representations herein, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Purchaser in the manner contemplated by this Agreement to register the Offered Securities under the Securities Act.

2.18 The issuance of the Offered Securities and the Conversion Shares, neither individually nor in the aggregate, constitute an anti-dilution event for any existing securityholders of the Company, pursuant to which such securityholders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities due to any issuance proposed to be conducted hereunder. The Company does not believe that the right of the holders of at least a majority of the outstanding shares Series A Preferred Stock to approve the issuance of the Offered Securities constitutes an anti-dilution event.

2.19 As of the date hereof, the Company satisfies the requirements for use of Form S-3 for registration of the resale of the Registrable Securities by the Holders (as hereinafter defined).

PREFERRED STOCK PURCHASE AGREEMENT

SECTION 3. Representation and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company, as of the date hereof, as follows:

3.1 The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite limited partnership power and authority to consummate the transactions contemplated hereby. Oak Associates XI, LLC (the “General Partner”) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to consummate the transactions contemplated hereby. The General Partner has the power and authority to execute and deliver this Agreement on behalf of the Purchaser.

3.2 The Purchaser has full limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the limitations imposed by applicable federal or state securities laws on the indemnification provisions contained in this Agreement.

3.3 The execution, delivery and performance of this Agreement, and the purchase and acceptance of the Offered Securities by the Purchaser will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Purchaser or any subsidiary of the Purchaser or any of their properties, or any material agreement or instrument to which the Purchaser or any such subsidiary is a party or by which Purchaser or any such subsidiary is bound or to which any of the properties of the Purchaser or any such subsidiary is subject, or the certificate of limited partnership, partnership agreement, and other organizational documents of the Purchaser or any such subsidiary (except where any such breaches, violations or defaults individually or in the aggregate would not have a Material Adverse Effect on the Purchaser’s ability to perform this Agreement).

3.4 The Purchaser owns, and immediately prior to the Closing, will own beneficially and of record, free and clear of any liens, encumbrances, equities or claims, good and valid title to the shares of Series A Preferred Stock to be transferred by the Purchaser to the Company hereunder on the Closing Date. There exist no shareholder agreements, voting trusts, proxies, or other contracts with respect to the sale, transfer, registration or voting of the shares of Series A Preferred Stock to be transferred by the Purchaser to the Company hereunder.

3.5 Investment Representations.

(a) The Purchaser and the General Partner are sophisticated in transactions of this type and capable of evaluating the merits and risks of the transactions described herein and have the capacity to protect their own interests. The Purchaser has not been formed solely for the purpose of entering into the transactions described herein and is acquiring the Offered Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale, distribution thereof, in whole or in part.

PREFERRED STOCK PURCHASE AGREEMENT

(b) The Purchaser has not and does not intend to enter into any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge the Offered Securities, other than a sale, transfer or pledge to an Affiliate, partner or former partner of Purchaser in compliance with the Securities Act.

(c) The Purchaser acknowledges its understanding that the Company intends to sell the Offered Securities pursuant to a private placement exempt from registration under the Securities Act. In furtherance thereof, the Purchaser represents and warrants that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act, has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company. The Purchaser further represents and warrants that the General Partner is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act,

(d) The Purchaser agrees that it shall not sell or otherwise transfer any of the Offered Securities without registration under the Securities Act, pursuant to Rule 144 (or any successor rule) under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that no violation of the Securities Act will be involved in such transfer. The Purchaser fully understands that none of the Offered Securities have been registered under the Securities Act or under the securities laws of any applicable state or other jurisdiction and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under the applicable securities laws of such states or jurisdictions or an exemption from such registration is available. The Purchaser understands that the Company is under no obligation to register the Offered Securities on its behalf with the exception of certain registration rights set forth herein. The Purchaser understands the lack of liquidity and restrictions on transfer of the Offered Securities and that this investment is suitable only for a person or entity of adequate financial means that has no need for liquidity of this investment and that can afford a total loss of its investment.

3.6 There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or to the knowledge of the Purchaser threatened, against the Purchaser that challenges the validity or performance of this Agreement or which, if successful, could hinder or prevent the Purchaser from performing its obligations hereunder.

3.7 There have been no investment bankers, brokers or finders used by the Purchaser or its Affiliates in connection with the transactions contemplated by this Agreement and no persons or entities are entitled to a fee or compensation in respect thereof.

3.8 As of the date hereof, the Purchaser has (or has rights to obtain), and at all times prior to Closing will have (or will have rights to obtain), sufficient funds available to enable the Purchaser to consummate the transactions contemplated hereby and to pay the Purchase Price.

SECTION 4. COVENANTS PRIOR TO CLOSING

PREFERRED STOCK PURCHASE AGREEMENT

4.1 Subject to the terms of this Agreement, each of the Company and the Purchaser shall use reasonable efforts to take all actions and do all things advisable and proper in order to consummate and make effective the transactions contemplated by this Agreement, including, but not limited to, (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Sections 5, 6 and 7 to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity related to the transactions contemplated hereby, (iii) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and (iv) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Purchaser shall, on or prior to the Closing Date, execute and deliver to the Company a unanimous written consent of the sole holder of the Series A Preferred Stock approving the Articles of Amendment and, at the Shareholders Meeting, shall vote all of its shares of Series A Preferred Stock to approve the transactions contemplated hereby .

4.2 During the period from the date of this Agreement until the Closing (the “Pre-Closing Period”), the Company shall (and shall cause its subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the Purchaser reasonable access during normal business hours to all its books, records, properties, plants and personnel and, during such Pre-Closing Period, the Company shall (and shall cause its subsidiaries to) furnish promptly to the Purchaser all information concerning the Company and the Company’s business, properties and personnel as the Purchaser may reasonably request. Any investigation by the Purchaser shall not affect the representations and warranties of the Company or the conditions to its obligations to consummate the transactions contemplated by this Agreement. The Purchaser agrees that it shall keep any information obtained pursuant to this Section 4.2 in confidence (except as required by legal process) and will not, and it will cause its representatives not to, use any information obtained pursuant to this Section 4.2 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

4.3 During the Pre-Closing Period, the Company shall give prompt written notice to the Purchaser of the occurrence or non-occurrence of any event known to the Company the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty contained in Section 2 of this Agreement to be untrue, or the failure of the Company to comply with or satisfy any covenant or agreement under this Agreement. During the Pre-Closing Period, the Purchaser shall give prompt written notice to the Company of the occurrence or non-occurrence of any event known to the Purchaser the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty contained in Section 3 of this Agreement to be untrue, or the failure of the Purchaser to comply with or satisfy any covenant or agreement under this Agreement.

PREFERRED STOCK PURCHASE AGREEMENT

4.4 At or prior to the Closing Date, the Company will take all actions necessary, including, if necessary, to increase the size of the Board of Directors, so that, as of the Closing Date, the person designated by the Purchaser to serve on the Company’s Board of Directors (the “Board Designee”) is appointed as a member of the Company’s Board of Directors. The Purchaser shall use its best efforts to provide the Company with any and all information regarding the Board Designee reasonably requested by the Company.

4.5 Preparation of Proxy Statement; Shareholders Meeting.

(a) As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement relating to the transactions contemplated by this Agreement (as amended or supplemented from time to time, the “Proxy Statement”) and the Company shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable following the date of this Agreement. The Company shall promptly notify the Purchaser upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide the Purchaser with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand which relates directly to the Proxy Statement (not including any documents that may be incorporated by reference therein). Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide the Purchaser an opportunity to review and comment on such document or response which relates directly to the Proxy Statement (not including any documents that may be incorporated by reference therein).

(b) If requested by the Company, the Purchaser shall use its commercially reasonable efforts to assist the Company in preparing the Proxy Statement, including, without limitation, providing to the Company any information regarding the Purchaser required to be included therein.

(c) The Company shall, as promptly as practicable following the date of this Agreement, establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the Required Vote (the “Shareholders Meeting”). The Company shall, through its Board of Directors, recommend to its shareholders that they adopt this Agreement and the transactions contemplated hereby, and shall include such recommendation in the Proxy Statement, provided, however, that the foregoing shall not prohibit the Board of Directors from withdrawing, modifying or changing such recommendation at any time to the extent that the Board of Directors determines to do so in the exercise of their fiduciary duties; provided, further, nothing in the preceding proviso will relieve the Company of its obligations under this Agreement except for the obligation set forth in this sentence and in the first sentence of Section 4.5(d). If the Company fails to obtain the Required Vote at such Shareholders Meeting and this Agreement is not otherwise terminated by the Purchaser or the Company pursuant to Section 11, the Company shall use commercially reasonable efforts to obtain the Required Vote at each successive shareholders meeting until the Required Vote is obtained.

PREFERRED STOCK PURCHASE AGREEMENT

(d) Subject to the terms of Section 4.5(c) above, the Board of Directors shall recommend the approval, adoption and authorization of the transactions contemplated hereby. Notwithstanding the Board’s withdrawal, modification or change of its recommendation in accordance with the terms hereof, the Company shall take all lawful action to solicit such approval, adoption and authorization.

4.6 Promptly following the execution of this Agreement, the Company shall (i) submit to the NASDAQ Listing Qualifications Department (the “Listing Department”) the Listing of Additional Shares Notification Form (the “LAS Form”) for the Conversion Shares and any supporting documentation required to be enclosed pursuant to Part V.A. of the LAS Form and (ii) respond to any requests from the Listing Department for further information or documentation, or to discuss any matters relating to this Agreement and the transactions contemplated hereby. Purchaser agrees to reasonably cooperate in connection with its compliance with the first sentence of this Section 4.6. To the extent that the NASDAQ indicates that any changes to the form of Articles of Amendment attached hereto as Exhibit A or to any terms of the transactions contemplated by this Agreement are required to comply with NASDAQ Marketplace Rule 4351, the Purchaser and the Company hereby agree to make any modifications necessary to such form of Articles of Amendment to comply with NASDAQ Marketplace Rule 4351.

4.7 Conduct of the Company’s Business During the Pre-Closing Period. With the exception of the Company’s cost reduction proposals, during the Pre-Closing Period, the Company shall, and shall cause each of its material subsidiaries to operate its business only in the usual and ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve the relationships with its customers, suppliers, employees and other persons having business relations with the Company or its material subsidiaries. Without limiting the generality of the foregoing, prior to the Closing, the Company shall not (and shall not permit any of its subsidiaries to) without the prior written consent of the Purchaser:

(a) except as contemplated by this Agreement, (i) declare or pay any dividends on or make other distributions (whether in cash, stock or other property) in respect of any of its capital stock, (ii) split, combine, subdivide or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly-owned subsidiary of the Company which remains a wholly-owned subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock;

(b) except as contemplated herein, amend its Articles of Incorporation or Bylaws, as the case may be;

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(c) issue or agree to issue, deliver, sell, dispose, pledge or encumber, or authorize or propose the issuance, delivery, sale, disposition, pledge or encumbrance of, any shares of its capital stock of any class or other securities or any securities convertible into or exercisable or exchangeable for, or any rights, warrants, calls, commitments or options to acquire, any such shares or securities, or enter into any agreement with respect to any of the foregoing and shall not amend any equity-related awards issued pursuant to the Company’s equity incentive plans, other than (i) the issuance of shares of the Company’s Common Stock upon the exercise of options outstanding on the date of this Agreement, (ii) the issuance of equity awards pursuant to the Company’s Omnibus Equity Compensation Plan in the ordinary course of business and consistent with past practice, (iii) the issuance of shares of the Company’s Common Stock pursuant to the Company’s Employee Stock Purchase Plan issued in the ordinary course of business and consistent with past practice, (iv) the issuance of shares of the Company’s Common Stock pursuant to the Company’s 401(k) plan issued in the ordinary course of business and consistent with past practice, and (v) the issuance of shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or any rights, warrants, calls, commitments or options to acquire, of Common Stock (“Equity Issuances”) if such issuances, when aggregated with all prior Equity Issuances entered into after the date hereof do not result in gross proceeds to the Company in excess of $4,000,000 in the aggregate (collectively, “Excluded Issuances”);

(d) amend or modify any stock option plan or employee stock ownership or purchase plan as in existence as of the date hereof or adopt any new stock option plan or employee stock purchase plan;

(e) directly or indirectly engage in any transaction, arrangement or contract with any officer, director or Affiliate or, with respect to or otherwise relating to such shareholder's shares, a shareholder of the Company which is not in the ordinary course of business and at arm's length;

(f) acquire, sell, license, lease or dispose of any material assets outside the ordinary course of business consistent with past practice;

(g) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its material subsidiaries, other than the Company’s cost reduction proposals;

(h) sell all or substantially all of the Company’s assets or participate in a transaction that constitutes a change of control of the Company (For purposes of this Agreement, a “change in control” shall be defined as a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction);

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(i) engage in the conduct of any business other than its existing business;

(j) create any new debt instrument or bank line or increase any existing bank line or debt obligation (or similar arrangement pursuant to which the Company is or becomes indebted) (a “Loan Financing”), other than (i) trade payables in the ordinary course of business, (ii) capital lease lines, and (iii) a Loan Financing that individually or in the aggregate with other Loan Financings entered into after the date hereof does not result in proceeds to the Company in excess of $10,000,000 (a “Permitted Loan Financing”); and

(k) take any action that could reasonably be expected to result in (i) any of the representations or warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions set forth in Section 5 or 6 not being satisfied.

(l) Notwithstanding the foregoing, (i) nothing in this Section 4.7 shall prohibit the Company from taking any action or omitting to take any action as required or as expressly contemplated by this Agreement and (ii) the Company may take such actions as are reasonably necessary or advisable to consummate the transactions contemplated by this Agreement.

4.8 During the Pre-Closing Period, the Purchaser shall not transfer, sell, dispose, pledge or encumber (a “Transfer”) any of the shares of Series A Preferred Stock owned by the Purchaser as of the date hereof unless, prior to such Transfer, the Purchaser has converted the shares of Series A Preferred Stock subject to Transfer into shares of the Company’s Common Stock in accordance with Section 4.12.4(c) of the Articles of Incorporation and taken any and all actions that may be required pursuant to Section 4.12.4(d) of the Articles of Incorporation to effect such conversion.

4.9 No Solicitation.

(a) Until the earlier of (x) the termination of this Agreement pursuant to Section 11.1 and (y) the Closing Date (the period from the date of this Agreement until such earlier date is referred to herein as the “Exclusivity Period”), and (i) except as set forth in subsection (b) below, neither the Company and its Affiliates nor any of their respective subsidiaries (collectively, the “Restricted Parties” and each a “Restricted Party”) shall, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to result in, a Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of their respective officers, directors, employees, consultants or agents or any investment banker, financial advisor, attorney, accountant or other representative retained by any Restricted Party to take any such action; and (ii) the Company shall notify the Purchaser (as promptly as practicable, but in any event, within three business days) if any written or oral request for information or proposal relating to a Competing Transaction is made and shall keep the Purchaser promptly advised of all such requests and proposals (unless providing such information is prohibited by a confidentiality provision). As used herein, the term “Competing Transaction” shall mean the offer or sale of equity or equity-linked securities of the Company to a third party other than the Purchaser (other than Excluded Issuances).

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(b) Notwithstanding the foregoing, at any time prior to obtaining the Required Vote, in response to a bona fide proposal that the Board of Directors determines in good faith constitutes a Superior Proposal (as defined below), and which proposal was unsolicited and made after the date hereof and did not otherwise result from a breach of this Section 4.9, the Company may, for a period of seven calendar days from the date of receipt of the initial proposal from any such person or entity (x) furnish information with respect to the Company to the person or entity making such proposal, and (y) participate in discussions or negotiations with the person or entity making such proposal. The Company will promptly furnish a copy of any such Superior Proposal that is in writing to the Purchaser, and if such Superior Proposal is oral, the Company will promptly furnish the Purchaser with a reasonably detailed description of the material terms of such Superior Proposal. For purposes of this Agreement, a “Superior Proposal” means any proposal made by a third party if the proposal is otherwise on terms which the Board of Directors determines in its good faith judgment to be (A) more favorable to the Company's shareholders from a financial point of view than the transactions contemplated by this Agreement (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by the Purchaser in response to such offer or otherwise)), and (B) reasonably capable of being completed, taking into account all financial, timing, legal, regulatory and other aspects of such proposal.

SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE EACH PARTY. The respective obligations of each party to this Agreement to effect the purchase and sale of the Offered Securities shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

5.1 The Required Vote shall have been obtained and shall be in full force and effect.

5.2 No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which (i) is in effect and (ii) has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting or preventing consummation of the transactions contemplated by this Agreement; provided, however, that prior to invoking this condition, each party agrees to comply with Section 4.1.

5.3 All waiting periods (and any extension thereof) under the HSR Act relating to the transactions contemplated by this Agreement have expired or terminated early.

5.4 Either (a) fifteen (15) days shall have lapsed from the date the LAS Form was delivered to the Listing Department without objection from the NASDAQ or (b) the NASDAQ shall have accepted or indicated that it will not object to the transactions contemplated by this Agreement prior to the expiration of such fifteen (15) day period.

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SECTION 6. CONDITIONS OF THE OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to purchase and pay for the Offered Securities on the Closing Date will be subject to the satisfaction, or waiver by the Purchaser, of each of the conditions below:

6.1 The representations and warranties of the Company herein must be materially correct and complete on the Closing Date except that (i) representations and warranties made as of a specific date need only be correct and complete in all material respects on such date and (ii) for purposes of determining if such representations are “materially” correct, all materiality qualifications included in such representations and warranties shall be disregarded); the Company must have performed all of its obligations hereunder required to be performed in all material respects prior to the Closing Date; and the Company shall have delivered to the Purchaser a certificate, dated as of the Closing Date and signed by an executive officer of the Company, to the foregoing effect.

6.2 The Company shall have duly adopted, executed and filed with the Secretary of State of Washington the Articles of Amendment in the form attached hereto as Exhibit A (subject to any changes made pursuant to Section 4.6). The Articles of Amendment shall be in full force and effect under the laws of the State of Washington as of the Closing Date and shall not have been amended or modified.

6.3 The Board Designee shall have been appointed to the Company’s Board of Directors, and the Company shall have entered into an indemnification agreement, in the Company’s standard form, with the Board Designee.

6.4 The Purchaser must have received a customary opinion, dated the Closing Date, from Hunton & Williams, LLP counsel for the Company, in the form attached hereto as Exhibit B.

6.5 The business, assets, financial condition and operations of the Company shall be substantially as represented to the Purchaser and no change shall have occurred that, in the reasonable good faith judgment of the Purchaser, is or could have a Material Adverse Effect, provided, however, that no change constituting or related to (i) the economy or financial markets of the United States of America or any other region, (ii) any change, effect or development that is primarily caused by conditions generally effecting the industry in which the Company conducts its business, (iii) any change that is primarily caused by the announcement or pendency of this Agreement or the transactions contemplated hereby, or (iv) any generally applicable change in law, rule or regulation, including, but not limited to, United States generally accepted accounting principles. The Purchaser must have received a certificate, dated the Closing Date, of an officer of the Company to the foregoing effect.

SECTION 7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to sell the Offered Securities on the Closing Date to the Purchaser in exchange for the Purchase Price will be subject to the satisfaction, or waiver by the Company, of each of the conditions below:

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7.1 The representations and warranties of the Purchaser herein must be materially correct and complete on the Closing Date (except that representations and warranties made as of a specific date need only be correct and complete in all material respects on such date); the Purchaser must have performed all of its obligations hereunder required to be performed in all material respects prior to the Closing Date; and the Purchaser shall have delivered to the Company a certificate, dated as of the Closing Date and signed by an authorized representative of the Purchaser, to the foregoing effect.

7.2 The Purchaser shall have delivered to the Company all certificates, if any, evidencing the shares of Series A Preferred Stock being transferred to the Company in connection with this Agreement and any other documentation reasonably requested by the Company and provided to the Purchaser in final form (to the extent the Company has the ability to prepare a final form) at least three (3) business days before Closing to evidence the transfer of such shares of Series A Preferred Stock by the Purchaser to the Company.

7.3 Immediately prior to the Closing, there shall be no person or entity that holds any shares of the Company’s Series A Preferred Stock other than the Purchaser.

7.4 The Purchaser shall have executed and delivered to the Company a unanimous written consent of the sole holder of the Series A Preferred Stock approving the Articles of Amendment.

7.5 At the Shareholders Meeting, the Purchaser shall have voted all of its shares of Series A Preferred Stock to approve the transactions contemplated hereby .

SECTION 8. REGISTRATION OF THE REGISTRABLE SECURITIES; COMPLIANCE WITH THE SECURITIES ACT.

8.1 Registration Procedures.  The Company is obligated to do the following:

(a) Before the date that is 4 months after the Closing Date, the Company shall prepare and file with the SEC one or more registration statements (the “Registration Statement(s)”) in order to register with the SEC the resale by the Holders (as defined below), from time to time, of the Registrable Securities (as defined below) through NASDAQ or the facilities of any national securities exchange on which the Company’s Common Stock is then traded, or in privately negotiated transactions. The Company and the Purchaser shall reasonably cooperate to determine what the parties believe to be the most feasible and effective method of registering the offer and sale of all of the Registrable Securities. The Company shall use its reasonable efforts to cause such Registration Statement(s) to be declared effective before the date that is nine months following the Closing Date; provided, however, that if the lock-up set forth in Section 10.2 expires as a result of Section 10.2(z), the Company will use commercially reasonable efforts to cause the Registration Statement(s) to be declared effective as soon as is commercially reasonable after such expiration. The holders of Registrable Securities (including the Purchaser’s Permitted Transferees under Section 8.10) are referred to herein as the “Holders.” The Company shall promptly notify the Holders of the effectiveness of the Registration Statement(s). “Registrable Securities” shall mean (i) the Conversion Shares, (ii) the shares of Common Stock issuable upon conversion of the Series B Preferred Stock issued under Section 8.9 (the “Damages Shares”) and (iii) Common Stock issued as (or issuable upon the conversion of exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Offered Securities, the Conversion Shares or the Damages Shares (or Common Stock into which such Damages Shares is convertible), provided, however, securities shall cease to be Registrable Securities on the earlier of (A) the date that such securities are sold pursuant to the Registration Statement(s), or (B) such time that all Registrable Securities held by a Holder can be sold pursuant to Rule 144(k) under the Securities Act (and the Company has provided an opinion of counsel to such effect reasonably acceptable to the Holder of such Registrable Securities). Each Holder shall provide the Company such information in writing as is reasonably requested to enable the Company and its counsel to ascertain whether or not the Holder is eligible to sell the Offered Securities and/or the Registrable Securities pursuant to Rule 144 of the Securities Act.

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(b) The Company shall prepare and file with the SEC (i) such amendments and supplements to any Registration Statement(s) and the prospectus used in connection therewith, and (ii) such other filings required by the SEC, in each case as may be necessary to keep the Registration Statement(s) continuously effective and not misleading until the earlier of (A) the date that the holders of Registrable Securities have completed the distribution related to the Registrable Securities, or (B) such time that there are no longer any Registrable Securities outstanding; provided, however, that at any time, upon written notice to the Purchaser and for a period not to exceed fifteen (15) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any Registration Statement(s) or suspend the use or effectiveness of any Registration Statement(s) (and the Holders hereby agree not to offer or sell any Registrable Securities pursuant to such Registration Statement(s) during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have an adverse effect upon the Company, its shareholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto. The Company may extend the Suspension Period for an additional consecutive fifteen (15) days upon written notice to the Holders. The Company agrees to use its commercially reasonable efforts to insure that the Suspension Period is kept to a minimum number of days. If so directed by the Company, each Holder shall use its best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

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(d) Use its best efforts to register and qualify the securities covered by such Registration Statement(s) under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by a Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as required by the Securities Act.

(e) Notify each Holder whose Registrable Securities are covered by such Registration Statement(s) at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement(s), as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall use reasonable efforts to promptly amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(f) Use it reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on NASDAQ and each other securities exchange on which similar securities issued by the Company are then listed.

(g) Use commercially reasonable efforts to cause the Registration Statement(s) to allow for resales by Permitted Transferees (as such term is defined in Section 8.10) without filing a post-effective amendment or, if possible, prospectus amendment thereto.

8.2 Transfer of Securities.  Each Holder, severally and not jointly, agrees that it will not effect any disposition of the Offered Securities or Registrable Securities that would constitute a sale within the meaning of the Securities Act, unless:

(a) (i) pursuant to a Registration Statement(s) then in effect covering such disposition, if such disposition is made in accordance with such Registration Statement(s); or (ii) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, or other evidence, reasonably satisfactory to the Company, that such disposition will not require registration of such Registrable Securities under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to and in compliance with Rule 144; and

(b) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities that are intended to be transferred or assigned and  the transferee or assignee of such rights delivers to the Company, in a form reasonably acceptable to the Company, an agreement evidencing the assumption of all of the rights and obligations of such Holder under this Agreement, including the obligations set forth in Section 10.2, if applicable to the transferred Registrable Securities, and Section 10.1.

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8.3 Legends.  Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the legend described in the Articles of Amendment.

8.4 Expenses of Registration. Except as specifically provided herein, all expenses incurred by the Company in complying with Section 8 hereof, including, all registration and filing fees, printing expenses not to exceed $20,000, fees and disbursements of counsel for the Company, reasonable and actual fees and expenses of one counsel to the Holders (not to exceed $7,500 in connection with the original filing thereof (or, if such registration is on Form S-1, is an underwritten offering or there are other unanticipated circumstances, $15,000), and, if any post-effective amendment or prospectus amendment is required in connection therewith, an additional $5,000 per amendment), blue sky fees and expenses, fees and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) (collectively, the “Registration Expenses”) shall be borne by the Company. All underwriting discounts and brokerage/selling commissions applicable to a sale incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares registered for resale. The Holders shall also be responsible, on a pro rata basis, for paying printing expenses and legal expenses of counsel to the Holders which are not Registration Expenses pursuant to this Section 8.4.

8.5 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 8.

(a) The Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished specifically for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

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(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other person registering shares under such registration, or partner, officer, director or controlling person of such other person registering shares under such registration in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 8.5 exceed the net proceeds from the sale of Registrable Securities pursuant to the Registration Statement received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 8.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable and actual fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.5.

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(d) If the indemnification provided for in this Section 8.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the sale of Registrable Securities pursuant to the Registration Statement received by such Holder.

(e) The obligations of the Company and the Holders under this Section 8.5 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

8.6 Agreement to Furnish Information. In connection with a registration in which a Holder is participating, such Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information related to such Holder as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.

8.7 Rule 144 Reporting. With a view to making available to the Holder the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable efforts to:

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(a) Make and keep public information available, as those terms are understood and defined in Rule 144 of the Securities Act or any similar or analogous rule promulgated under the Securities Act;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

8.8 S-3 Eligibility; S-1 Eligibility; NASDAQ Listing. Until the earlier of (A) the date that the Registrable Securities are sold pursuant to the Registration Statement(s), or (B) there are no remaining Registrable Securities, the Company will use its reasonable efforts to (i) meet the requirements for the use of Form S-3 for registration of the resale by the Holders of the Registrable Securities and (ii) maintain the Company’s NASDAQ listing. The Company will use its reasonable efforts to file all reports required to be filed by the Company with the SEC in a timely manner and take all other reasonably necessary action so as to maintain such eligibility for the use of Form S-3. In addition, the Company will use its best efforts take all other reasonably necessary action so as to maintain its eligibility for the use of Form S-1 for registration of the resale by the Holders of the Registrable Securities.

8.9 Liquidated Damages. If (i) the Registration Statement(s) is not declared effective by the SEC on or prior to the date that is nine months following the Closing Date or (ii) the Registration Statement(s) is filed with and declared effective by the SEC but thereafter ceases to be effective as to Registrable Securities at any time thereafter, excluding any Suspension Period that does not exceed 30 days individually or 60 days during any one-year period, the Company shall pay as liquidated damages to each Holder an amount (the “Non-Registration Fee”) equal to one percent (1%) for each calendar month (or a lesser pro rata share if such period is less than a full calendar month) thereafter (until there is a Registration Cure, as defined below, with respect to such Holder) of the Purchase Price attributable to the Registrable Securities then held by such Holder with respect to which the Registration Statement(s) are not effective (the “Unregistered Shares”), payable with respect to any calendar month on the third day of the following calendar month; provided, however, the Non-Registration Fee will be three percent (3%) if the failure to maintain a registration statement is directly or indirectly the result of the Company’s fraud or gross negligence; provided, further, no Holder shall be entitled to a Non-Registration Fee if the failure to register or maintain the Registration Statement(s) with respect to such Holder’s Unregistered Shares relates primarily to an act or omission of Holder. A “Registration Cure,” with respect to a Holder, is the earliest to occur of the following: (x) the Registration Statement(s) with respect to such Holder’s Registrable Securities is declared or becomes effective; (y) such Holder’s securities cease to be Registrable Securities pursuant to the definition of such term set forth in this Section 6; or (z) the Company (1) sends the Holder a notice (a “Cure Notice”) in which the Company offers to purchase all of such Holder’s Registrable Securities at a price per share equal to the Fair Market Value (as defined below) thereof (measured as of the date of the Cure Notice), (2) deposits cash and/or Series B Preferred Stock equal to the aggregate purchase price therefor with a bank or trust corporation having aggregate capital and surplus in excess of $50,000,000, as a trust fund for the benefit of such Holder, with irrevocable instructions and authority to the bank or trust corporation to pay such amounts to such Holder upon receipt of notification from the Company that such Holder has surrendered the related share certificates to the Company pursuant to this Section 8.9 (or lost stock affidavit therefor reasonably acceptable to the Company) and (3) provides the Holder with an officer’s certificate, signed by the Chief Executive Officer of the Company, to the effect that the foregoing has occurred. The Company shall, at its election, pay the Non-Registration Fee with cash or by issuing the Holders additional shares of Series B Preferred Stock; provided, that the Common Stock into which such Series B Preferred Stock is convertible will thereafter become classified as Registrable Securities hereunder. Each share of Preferred Stock so issued will be deemed to have a value equal to the Fair Market Value (as defined below) of the number of shares of Common Stock into which such share of Preferred Stock is convertible, measured from the first day of the calendar month in which payment occurs. Notwithstanding the foregoing, in no event shall the aggregate amount of the Non-Registration Fee exceed $30,000,000. The “Fair Market Value” of a share of Common Stock will be determined as follows:

PREFERRED STOCK PURCHASE AGREEMENT

(A) Securities not subject to restrictions on free marketability covered by clause (B) below:

(1) if traded on a securities exchange or through the NASDAQ, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) trading day period ending three (3) trading days prior to the date of measurement;

(2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) trading day period ending three (3) trading days prior to the date of measurement; and

(3) if there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors of the Company (the “Board of Directors”).

(B) The method of valuation of securities subject to restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an Affiliate or former Affiliate) shall be to effectuate an appropriate discount from the market value, as determined by clause (A)(1), (2) or (3), so as to reflect the approximate fair market value thereof, as determined by the Board of Directors.

(C) The holders of at least a majority of the Registrable Securities shall have the right to challenge any determination by the Board of Directors of fair market value pursuant hereto, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

PREFERRED STOCK PURCHASE AGREEMENT

8.10 Restrictions on Transfer of Section 8 Rights and Obligations. In addition to the requirements of Section 8.2 hereof, the rights and obligations of a Holder under this Section 8 may be transferred or assigned by a Holder only (i) to a transferee or assignee of not less than 10% of the Offered Securities or 10% of the Conversion Shares or (ii) by a Holder (A) that is a partnership to its partners or former partners in accordance with partnership interests, (B) that is a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) that is a corporation to its Affiliates or majority owned subsidiaries or (D) that is an individual to the Holder’s family member or trust for the benefit of Holder or his or her family members or an entity whose equity owners consist solely of the Holder and his or her family members (each, a “Permitted Transferee”); provided that in all instances (x) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities that are intended to be transferred or assigned and (y) the transferee or assignee of such rights delivers to the Company, in a form reasonably acceptable to the Company, an agreement evidencing the assumption of all of the rights and obligations of such Holder under this Agreement, including the obligations set forth in Section 10.2, if applicable to the transferred Registrable Securities, and Section 10.1.

SECTION 9. TAX REPORTING COVENANT. The parties agree that the Offered Securities will be treated as other than preferred stock for purposes of Internal Revenue Code of 1986, as amended, Section 305 (“IRC 305”). Accordingly, the parties agree that no amount shall be currently includable in the income of a Holder by reason of IRC 305. The parties agree to report the tax consequences of the Series B Preferred Stock consistent with this treatment.

SECTION 10. COVENANTS OF THE PURCHASER AND HOLDERS.

10.1 Prohibition on Use of Insider Information. The Purchaser and each Holder understands that federal and state securities laws prohibit trading in the Company’s securities while such Purchaser or Holder is in the possession of “material nonpublic information” concerning the Company and/or its Affiliates. Each Purchaser represents that it has been advised by its counsel of such laws and the consequences of breaking such laws. Each Purchaser and each Holder covenants not to enter into any transactions that would violate applicable securities laws.

10.2 Lock-up Period. The Purchaser and each Holder hereby agrees that from the Closing Date until the date that is fifteen months following the Closing Date such Holder will not offer, sell, contract to sell, pledge or otherwise dispose of, any shares of Series B Preferred Stock, any shares of the Company’s Common Stock or any other securities convertible into or exchangeable or exercisable for any shares of Common Stock (collectively, the “Securities”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition (other than actions taken by the Holders in connection with the filing of the Registration Statement(s) by the Company), or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Company. The provisions of the foregoing sentence (w) shall not apply to permitted transfers pursuant to Section 8.10 or the transfer of the shares of Series A Preferred Stock to the Company as contemplated by this Agreement, (x) shall not apply to transactions relating to Securities acquired (i) by the Holders prior to the execution of this Agreement (other than shares of Series A Preferred Stock), (ii) by the Holders in the open market after the date of this Agreement, (y) shall expire with respect to (A) all but 25,172 of the Offered Securities purchased by the Purchaser in exchange for the Purchaser’s transfer of its shares of Series A Preferred Stock to the Company on the Closing Date (the “Exchange Shares”) and any Registrable Securities attributable to such number of Offered Securities on the Closing Date, (B) 25,172 of the Exchange Shares and any Registrable Securities attributable to such number of Offered Securities on December 31, 2006, (C) 33,333.34 of the Offered Securities purchased by the Purchaser and any Registrable Securities attributable to such number of Offered Securities on the date that is nine months following the Closing Date and (D) 33,333.33 of the Offered Securities purchased by the Purchaser and any Registrable Securities attributable to such number of Offered Securities on each of the date that is twelve months following the Closing Date and fifteen months following the Closing Date and (z) shall expire in its entirety upon the earliest to occur of (1) a Liquidation (as such term is defined in the Articles of Amendment to the Articles of Incorporation ), (2) an Automatic Conversion Date (as such term is defined in the Articles of Amendment to the Articles of Incorporation ), or (3) the date Purchaser gives the Company (and the Company’s transfer agent, in Purchaser’s sole discretion) notice that it has reasonably and in good faith concluded that a representation or warranty made by the Company herein or in any certificate delivered at the Closing Date was materially untrue on the date such representation or warranty was made by the Company and that such breach has or will result in at least a 20% decline in the value of Purchaser’s investment in the Company.

PREFERRED STOCK PURCHASE AGREEMENT

SECTION 11. TERMINATION

11.1 This Agreement may be terminated at any time prior to the Closing Date only by:

(a) the mutual written consent of the Company and the Purchaser;

(b) either the Company or the Purchaser if the transactions contemplated by this Agreement shall not have been consummated by October 31, 2006; provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of the failure of the transactions contemplated by this Agreement to occur on or before such date;

(c) either the Company or the Purchaser if, at the Shareholders Meeting, the Required Vote is not obtained;

PREFERRED STOCK PURCHASE AGREEMENT

(d) the Purchaser, if the Purchaser has provided the Company notice of a Material Adverse Effect pursuant to Section 6.6 and such Material Adverse Effect is not cured within 30 days after written notice thereof;

(e) by the Purchaser if (i) the Board of Directors shall have withdrawn, modified or changed its recommendation that the shareholders of the Company approve the matters to be considered at the Shareholders Meeting, (ii) the Board of Directors shall have revoked its approval of the transactions contemplated by this Agreement, (iii) the Company takes any of the actions described in clauses (x) or (y) in Section 4.9(b) after the seven-day period described in such Section 4.9(b), (iv) the Company breaches Section 4.1, 4.5, 4.6 or 4.9 (other than Section 4.9(a)(i)) in a manner that could have a Material Adverse Effect on the Company’s ability to consummate the transactions contemplated hereby and, if such breach is capable of being cured, such breach is not cured within fifteen (15) days after written notice thereof or (v) the Company breaches Section 4.9(a)(i); or

(f) by the Company if the Board of Directors shall have withdrawn, modified or changed its recommendation that the shareholders of the Company approve the matters to be considered as a result of a Superior Proposal.

The party or parties desiring to terminate this Agreement pursuant to any of clauses (a) through (f) above shall give written notice of such termination to the other parties.

11.2 Effect of Termination

(a) In the event of termination of this Agreement by either the Company or the Purchaser as provided in Section 11.1, all of the provisions of this Agreement shall be deemed to terminate except the provisions set forth in this Section 11.2 and Section 13 through Section 23.

(b) The Company and the Purchaser agree that if this Agreement is terminated pursuant to Section 11.1(e) of Section 11.1(f), then the Company shall pay the Purchaser an amount equal to $1,300,000 (in cash by check or wire transfer within two (2) business days of such termination) as liquidated damages. In the event that such payment is not made within such two-day period, the Company will also pay Purchaser’s expenses and costs incurred in connection with collecting such amount, including legal fees and expenses. The parties agree that the damages upon termination of the Agreement in the circumstances referred to in Section 11.1(e) of Section 11.1(f) are not reasonably ascertainable and the payment pursuant to this Section 11.2(b) constitute liquidated damages and not a penalty. The Company acknowledges that the agreements contained in this Section 11.2 are an integral part of the transactions contemplated by this Agreement and that, without this Section 11.2(b), the Purchaser would not enter into this Agreement. Payment of the fee under this Section 11.2(b) will not relieve the Company from any breach of this Agreement.

SECTION 12. EXEMPTION FROM REGISTRATION; LEGEND. The Offered Securities and the Conversion Shares will be issued under an exemption or exemptions from registration under the Securities Act, and are also subject to certain rights and obligations set forth herein. Accordingly, the certificates evidencing the Offered Securities and any Conversion Shares issuable upon the conversion thereof shall, upon issuance, contain a legend, substantially in the form as set forth in the Articles of Amendment to the Articles of Incorporation .

PREFERRED STOCK PURCHASE AGREEMENT

SECTION 13. NOTICES. All communications hereunder will be in writing and, (a) if sent to Purchaser, will be mailed, delivered or faxed and confirmed to Oak Investment Partners XI, Limited Partnership, Attention: David B. Walrod and Virginia Eddington; with a copy to Hughes & Luce, LLP, 1717 Main Street, Suite 2800, Dallas, Texas 75201, fax number (214) 939-5849, Attention: Benjamin D. Nelson, (b) if sent to any Holder, will be mailed, delivered or faxed and confirmed to such Holder’s address as set forth on the written notice delivered to the Company pursuant to Section 8.2(b) of this Agreement, with a copy to Oak Investment Partners XI, Limited Partnership, Attention: David B. Walrod and Virginia Eddington; and Hughes & Luce, LLP, 1717 Main Street, Suite 2800, Dallas, Texas 75201, fax number (214) 939-5849, Attention: Benjamin D. Nelson, and (c) if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 777 Yamato Road, Suite 310, Boca Raton, Florida, 33431, fax number (561) 893-8681, Attention: Peter Aronstam, Chief Financial Officer, with a copy to Hunton & Williams, 1111 Brickell Avenue, 25th Floor, Miami, FL 33131, fax number (305) 810-2460, Attention: David Wells.

SECTION 14. EXPENSES. Except as otherwise set forth herein, the Company, on the one hand, and Purchaser, on the other hand, are each responsible for its own expenses associated with the purchase and sale of the Offered Securities pursuant to the terms of this Agreement; provided, that, regardless of whether the transactions contemplated by this Agreement are consummated, the Company will pay (i) any filing fee that may be required in connection with the filing of the Notification and Report Forms required under the HSR Act, if any are so required, (ii) the reasonable legal fees and expenses of Hughes & Luce, LLP; Finn Dixon & Herling and Wilson Sonsini Goodrich & Rosati P.C.; and (iii) any other reasonable out-of-pocket expenses that Purchaser or its Affiliates incur before the Closing Date as a result of compliance with Section 4.1 hereof (expenses incurred under (ii) and (iii) are referred to as the “Purchaser Out-of-Pocket Expenses”). The Purchaser Out-of-Pocket Expenses shall be paid by the Company on the Closing Date or, in the event this Agreement is terminated pursuant to Section 11, within five business days of the date of termination.

SECTION 15. AMENDMENT AND WAIVER. Except as otherwise expressly provided, this Agreement may be amended, waived, discharged or terminated only upon the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. For purposes of determining whether a majority of the Registrable Securities then outstanding have provided the consent required by the preceding paragraph, all outstanding shares of Series B Preferred Stock will be deemed to have been converted into Registrable Securities in accordance with the provisions of the Articles of Amendment. Each such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, the Holders of a majority of the Registrable Securities (assuming conversion of all outstanding shares of Series B Preferred Stock) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

PREFERRED STOCK PURCHASE AGREEMENT

SECTION 16. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and no other person will have any right or obligation hereunder.

SECTION 17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18. SURVIVAL. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

SECTION 19. HEADINGS.  The headings used herein are for reference only and shall not affect the construction of this Agreement.

SECTION 20. SEVERABILITY. The parties hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein.

SECTION 21. APPLICABLE LAW AND VENUE. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. Any dispute under this Agreement that is not settled by mutual consent shall be finally adjudicated by any federal or state court sitting in Miami-Dade County, Florida, and each party consents to the exclusive jurisdiction of such courts (or any appellate court therefrom) over any such dispute. Each party further consents to personal jurisdiction in the courts mentioned in the prior sentence. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

SECTION 22. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the confidentiality agreements entered into by Parent and the Company in connection with the transactions contemplated hereby, which shall survive the execution and delivery of this Agreement. The provisions of this Agreement shall supercede and replace any provisions of the Preferred Stock Purchase Agreement, dated as of September 13, 2004, by and between the Company and the Purchaser (along with any amendments thereto) (the “Series A Purchase Agreement”); provided, however, all provisions of the Series A Purchase Agreement shall remain in full force and effect until the Closing, at which time the Series A Purchase Agreement shall be automatically terminated and of no further force and effect. If this Agreement is terminated, the Series A Purchase Agreement will remain in full force and effect.

PREFERRED STOCK PURCHASE AGREEMENT

SECTION 23. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE COMPANY OR THE PURCHASER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[Signature Page Follows]

PREFERRED STOCK PURCHASE AGREEMENT

In Witness Whereof, this Agreement is entered into by the undersigned parties as of the date first written above.

Very truly yours,

AIRSPAN NETWORKS, INC.

By:	/s/ Eric Stonestrom
Name: Eric Stonestrom
Title: President and Chief Executive Officer

OAK INVESTMENT PARTNERS XI, LIMITED
PARTNERSHIP

/s/ David B. Walrod
David B. Walrod
Managing Member of Oak Associates XI, LLC The General Partner of Oak Investments Partners XI, Limited Partnership

PREFERRED STOCK PURCHASE AGREEMENT

EXHIBIT A

FORM OF ARTICLES OF AMENDMENT

PREFERRED STOCK PURCHASE AGREEMENT

EXHIBIT A

ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
of
AIRSPAN NETWORKS, INC.

I, Peter Aronstam, Chief Financial Officer of AIRSPAN NETWORKS, INC., a corporation organized and existing under the laws of the State of Washington (the “Corporation”), in accordance with the provisions of Section 23B.06.010 of the Washington Business Corporation Act, DO HEREBY CERTIFY as follows:

1. The Board of Directors of the Corporation (the “Board of Directors”) previously designated Seventy Four Thousand Two Hundred (74,200) shares of the authorized and unissued Preferred Stock of the Corporation as Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). The Corporation has previously issued 73,000 shares of Series A Preferred Stock. Pursuant to that certain Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of July 28, 2006, by and between the Corporation and Oak Investment Partners XI, Limited Partnership, upon the issuance of the Series B Preferred Stock at the closing (the “Closing”) of the Stock Purchase Agreement, all of the issued and outstanding shares of Series A Preferred Stock will be acquired by the Corporation and no shares of Series A Preferred Stock will be issued and outstanding.

2. The transactions contemplated by the Purchase Agreement have been approved by (i) the holder of all of the outstanding shares of the Series A Preferred Stock, (ii) the holders of a majority of the total votes cast in person or by proxy at a special meeting of the Company’s shareholders held on September [___], 2006 (the “Shareholders Meeting”) and (iii) the holders of a majority of the total votes cast in person or by proxy at the Shareholders Meeting, excluding votes cast by Oak Investment Partners XI, Limited Partnership.

3. Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation and by Sections 23B.06.010 and 23B.06.020 of the WBCA, effective as of August [____], 2006, the Board of Directors adopted a resolution, which resolution was approved by the holder of all the outstanding shares of Series A Preferred Stock, amending the Articles of Incorporation to create a series of shares of convertible preferred stock, Series B, designated as “Series B Preferred Stock” as follows:

“RESOLVED, that pursuant to the authority vested in the Board of Directors of Airspan Networks, Inc., a corporation organized and existing under the laws of the State of Washington (the “Corporation”), by the Articles of Incorporation of the Corporation (the “Articles of Incorporation”), the Board of Directors does hereby amend the Articles of Incorporation to add new Section 4.13 to provide for the authorization and issuance of a series of convertible preferred stock, Series B, par value $0.0001 per share, of the Corporation, to be designated “Series B Preferred Stock,” initially consisting of 250,000 shares with the designations, powers, preferences, and relative participating, optional, or other special rights, and the qualifications, limitations, and restrictions thereof, as follows:

4.13 SERIES B PREFERRED STOCK

1. Designation and Rank

(a)  250,000 shares of the preferred stock of the Corporation, par value $0.0001 per share, shall be designated and known as the “Series B Preferred Stock.”

(b)  The Series B Preferred Stock shall rank senior and prior to the common stock, par value $0.0003 per share, of the Corporation (the “Common Stock”), and all other classes or series of the capital stock (other than preferred stock) of the Corporation (now or hereafter authorized or issued), with respect to the payment of any dividends, the conversion rights set forth herein and any payment upon liquidation or redemption. The Corporation may not issue any additional classes or series of preferred stock with dividend, liquidation, redemption or conversion rights or right of payment of any kind that is senior to the Series B Preferred Stock, except pursuant to Section 12; provided, however, that the foregoing shall not, in any way, prevent the Corporation from unilaterally amending the Articles of Incorporation, authorizing and otherwise designating additional shares of Series B Preferred Stock and issuing additional shares of Series B Preferred Stock to the then existing holders of the Series B Preferred Stock and/or Registrable Securities (as such term is defined in the Preferred Stock Purchase Agreement, dated July 28, 2006, between the Corporation and the purchaser of the Series B Preferred Stock, the “Purchase Agreement,” “Registrable Securities”), but only to the extent that such shares of Series B Preferred Stock are being issued in satisfaction of Non-Registration Fees (as such term is defined in the Purchase Agreement, “Non-Registration Fees”).

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2. Dividend Rights

From and after the date hereof, when and if the Board of Directors declares a dividend or distribution payable with respect to the then-outstanding shares of Common Stock (other than in additional shares of Common Stock or Common Stock Equivalents (as defined in Section 4(e)(i) below), the holders of the Series B Preferred Stock shall be entitled to the amount of dividends per share in the same form as such Common Stock dividends that would be payable on the largest number of whole shares of Common Stock into which a holder’s aggregate shares of Series B Preferred Stock could then be converted pursuant to Section 4 hereof (such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

3. Liquidation Rights

(a)  Liquidation Events. The occurrence of any of the following events shall be deemed a “Liquidation”: (i) any liquidation, dissolution, or winding-up of the affairs of the Corporation, or (ii) unless, at the request of the Corporation, the holders of at least a majority of the Series B Preferred Stock then outstanding determine otherwise, (W) the merger, reorganization or consolidation of the Corporation (or any subsidiary or subsidiaries of the Corporation the assets of which constitute all or substantially all the assets of the business of the Corporation and its subsidiaries taken as a whole) into or with another entity, unless, as a result of such transaction the holders of the Corporation’s outstanding securities immediately preceding such merger, reorganization or consolidation own (in approximately the same proportions, relative to each other, as immediately before such transaction) at least a majority of the voting securities of the surviving or resulting entity or the direct or indirect parent entity thereof (solely by virtue of their shares or other securities of the Corporation or the consideration received thereof in such a transaction), (X) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all the assets of the Corporation, whether pursuant to a single transaction or a series of related transactions (which assets shall include for these purposes two thirds (66-2/3%) or more of the outstanding voting interests of such of the Corporation’s subsidiaries the assets of which constitute all or substantially all the assets of the Corporation and its subsidiaries taken as a whole), (Y) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender), whether in a single transaction or pursuant to a series of related transactions, of all or substantially all the assets of any of the Corporation’s subsidiaries the assets of which constitute all or substantially all of the assets of the Corporation and such subsidiaries taken as a whole, or the liquidation, dissolution or winding up of such of the Corporation’s subsidiaries the assets of which constitute all or substantially all of the assets of the Corporation and such subsidiaries taken as a whole or (Z) any transaction or series of related transactions in which securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding voting securities are acquired by any person, entity or group (as the term group is defined and interpreted under Section 13(d)(3) of the Exchange Act of 1934, as amended).

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(b)  Liquidation Preference.

(i)  In the event of any Liquidation, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the holders of Common Stock, or any other class or series of stock subordinate in liquidation preference to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, with respect to each share of Series B Preferred Stock held by such holder, $290.00 (as appropriately adjusted for any combinations, divisions, or similar recapitalizations with respect to the Series B Preferred Stock after the Original Issue Date (as defined below), the “Original Issue Price”) and all accumulated or accrued and unpaid dividends thereon (collectively, the “Series B Liquidation Preference”).

(ii)  If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders are insufficient to pay the holders of the Series B Preferred Stock the full amounts to which they are entitled pursuant to clause (b)(i) above, the holders of the Series B Preferred Stock shall share pro rata in any distribution of assets in proportion to the respective amounts which would be payable to the holders of the Series B Preferred Stock in respect of the shares held by them if all amounts payable to them in respect of such were paid in full pursuant to clause (b)(i) above.

(iii)  After the distributions described in clause (b)(i) or (b)(ii) above have been paid, subject to the rights of any other class or series of capital stock of the Corporation that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

(iv)  If the holders of the Series B Preferred Stock would receive a greater return in a Liquidation by converting such holders’ shares of Series B Preferred Stock into Common Stock (in the good faith judgment of the Board of Directors, unless holders of a majority of the outstanding shares of Series B Preferred Stock object, in which case the conclusion of such holders will govern), then such shares will be deemed to be automatically converted into Common Stock immediately before the effectiveness of such Liquidation.

(c)  Non-Cash Distributions. If any distribution to be made pursuant to this Section 3 is to be paid other than in cash or Common Stock or Common Stock Equivalents, the value of such distribution will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

(i)  Securities not subject to restrictions on free marketability covered by clause (ii) below:

(1)  if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) trading day period ending three (3) trading days prior to the occurrence of the Liquidation;

(2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) trading day period ending three (3) trading days prior to the occurrence of the Liquidation; and

(3)  if there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors.

(ii)  The method of valuation of securities subject to restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to effectuate an appropriate discount from the market value, as determined by clause (i)(1), (2) or (3) of this Section 3(c), so as to reflect the approximate fair market value thereof, as determined by the Board of Directors.

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(iii)  The holders of at least a majority of the outstanding Series B Preferred Stock shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this Section 3(c), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

4. Conversion Rights

The holders of the Series B Preferred Stock shall have conversion rights as follows (the “Conversion Right”):

(a)  Conversion Price. The “Conversion Price” shall initially be $2.90 per share and shall be subject to adjustment as set forth below in Sections 4(e) and 4(f).

(b)  Automatic Conversion. If the closing price for the shares of the Corporation’s Common Stock (trading on the Nasdaq Global Market or other national exchange or market) exceeds $9.00 per share (as adjusted for events described in Sections 4(e)(i), 4(e)(ii) and 4(e)(iii) below) for any thirty consecutive trading day period that begins after [insert closing date], 2008, then, upon such occurrence, each share of Series B Preferred Stock shall be automatically converted into such number of shares of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) the Original Issue Price by (y) the Conversion Price then in effect (an “Automatic Conversion”). The date of such conversion is herein referred to as the “Automatic Conversion Date.”

(c)  Optional Conversion. Each of the holders of the Series B Preferred Stock shall have the right, at any time, to convert the shares of Series B Preferred Stock held by such holder into that number of shares of Common Stock into which such shares are convertible pursuant to Section 4(b) (an “Optional Conversion”). In the event of any Optional Conversion, the date of such conversion shall be referred to as the “Optional Conversion Date.”

(d)  Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, it shall either (A) surrender the subject Series B Preferred Stock certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock or (B) notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that on an Automatic Conversion Date, the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable in connection therewith unless either the certificates evidencing such shares of Series B Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On an Automatic Conversion Date, each holder of record of shares of Series B Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Series B Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Series B Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

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The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock in accordance with Section 8, plus any declared and unpaid dividends on the converted Series B Preferred Stock. A conversion, other than an Automatic Conversion, shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted (or on such later date requested by the holder), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, or a merger, sale, financing, or liquidation of the Corporation or other event, the conversion may, at the option of any holder tendering Series B Preferred Stock for conversion, be conditioned upon the closing of such transaction or upon the occurrence of such event, in which case the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such transaction or the occurrence of such event.

(e)  Certain Adjustments. The following adjustments shall be made to the Conversion Price:

   (i)  Adjustment for Common Stock Dividends and Distributions. If, at any time after the original issue date of the Series B Preferred Stock (the “Original Issue Date”), the Corporation makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents, in each such event the Conversion Price that is then in effect shall be appropriately decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(e)(i) to reflect the actual payment of such dividend or distribution.

A “Common Stock Equivalent” shall mean each share of Common Stock into which securities or property or rights are convertible, exchangeable or exercisable for or into shares of Common Stock, or otherwise entitle the holder thereof to receive directly or indirectly, any of the foregoing.

   (ii)  Adjustments for Stock Splits, Stock Subdivisions and Combinations. If, at any time after the Original Issue Date, the Corporation subdivides or combines the Common Stock, (A) in the case of a subdivision (including a stock split), the Conversion Price in effect immediately prior to such event shall be proportionately decreased and (B) in the case of a combination (including a reverse stock split), the Conversion Price in effect immediately prior to such event shall be proportionately increased. Any adjustment under this Section 4(e)(ii) shall become effective at the time the subdivision or combination becomes effective.

   (iii)  Adjustments for Reclassification, Reorganization and Consolidation. In case of (A) any reclassification, reorganization, change or conversion of securities of the class issuable upon conversion of the Series B Preferred Stock (other than a change in par value, or from par value to no par value) into other shares or securities of the Corporation, or (B) any merger or consolidation of the Corporation with or into another entity (other than a Liquidation or a merger or consolidation with another entity in which the Corporation is the acquiring and the surviving entity and that does not result in any reclassification or change of outstanding securities issuable upon conversion of the Series B Preferred Stock) each holder of shares of Series B Preferred Stock shall have the right to receive, in lieu of the shares of Common Stock otherwise issuable upon the conversion of its shares of Series B Preferred Stock (and accumulated or accrued and unpaid dividends then-outstanding thereunder) in accordance with Section 4(b), the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger or consolidation upon conversion by a holder of the maximum number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such reclassification, reorganization, change, merger or consolidation, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. The provisions of this Section 4(e)(iii) shall similarly attach to successive reclassifications, reorganizations, changes, mergers and consolidations.

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(f) Adjustment for Issuances of Additional Shares of Common Stock at Price Below Conversion Price. To the extent that, after the Original Issue Date, (i) the Corporation issues Additional Shares of Common Stock (as defined below) and (ii) such issuance is at an Effective Price (as defined below) per share less than the Conversion Price then in effect, then the Conversion Price shall be adjusted by multiplying the Conversion Price then in effect by a fraction, the numerator of which shall be (x) the sum of (A) the number of shares of Common Stock (on an as converted, fully diluted basis assuming exercise of all then outstanding Options (as defined below) and, thereafter, conversion of all then outstanding Convertible Securities (as defined below)(a “Fully Diluted Basis”)) outstanding on the record date of such issuance or sale plus (B) the quotient obtained by dividing the Total Consideration (as defined below) by the Conversion Price then in effect, and the denominator of which shall be (y) the number of shares of Common Stock (on a Fully Diluted Basis) outstanding on the record date of such issuance or sale plus the maximum number of Additional Shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(f) in connection with such issuance or sale.

(i)  For the purpose of making any adjustment required under Section 4(f), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair market value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities or Options are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Options; provided, however, that the holders of at least a majority of the outstanding shares of Series B Preferred Stock shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this Section 4(f)(i), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

(ii)  For the purpose of the adjustment required under Section 4(f), if the Corporation issues or sells (A) stock or other securities convertible into Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or (B) rights, warrants or options for the purchase of Additional Shares of Common Stock or Convertible Securities (“Options”) and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such Options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Options or Convertible Securities, plus, in the case of such Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation, or the maximum number of Additional Shares of Common Stock issuable, upon the exercise or conversion of Options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments similar to those set forth in this Section 4(f), the Effective Price shall be recalculated using the figure to which such minimum amount of consideration or maximum number of Additional Shares of Common Stock is reduced; provided further that if the minimum amount of consideration payable to the Corporation, or the maximum number of Additional Shares of Common Stock issuable, upon the exercise or conversion of such Options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation, or maximum number of Additional Shares of Common Stock issuable, upon the exercise or conversion of such Options or Convertible Securities. No further adjustment of the Conversion Price, as adjusted upon the issuance of such Options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Options or the conversion of any such Convertible Securities. If any such Options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price, as adjusted upon the issuance of such Options or Convertible Securities, shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such Options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

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For purposes of this Section 4(f), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(f) after the Original Issue Date, other than (A) Common Stock issued upon the exercise of Options or upon conversion of Convertible Securities outstanding as of the Original Issue Date; (2) Common Stock issued upon conversion of Series B Preferred Stock issued pursuant to the Purchase Agreement or as payment of Non-Registration Fees; (3) Common Stock issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made to the Conversion Price pursuant hereto; (4) Common Stock or other securities of the Company issued or issuable in connection with: (i) the acquisition of another entity or business by the Corporation by merger, share exchange, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture agreement; or (ii) the acquisition of the Corporation by another corporation or business entity by merger, share exchange, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture agreement, the primary purpose of which is not capital raising; (5) up to 5,000,000 shares of Common Stock and/or Options, and the Common Stock issued or issuable pursuant to such Options, to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or equity incentive plans or other arrangements that are approved by the Board (as appropriately adjusted for any combinations, divisions, or similar recapitalizations affecting the Common Stock after the Original Issue Date); and (6) any other issuances approved by the holders of a majority of the Series B Preferred Stock then outstanding.

The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4(f), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 4(f), for such Additional Shares of Common Stock (the “Total Consideration”)

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5. Other Distributions.

In the event the Corporation provides the holders of its Common Stock with consideration that is not otherwise addressed in Section 2 or Section 4 (including, without limitation, declaring a distribution payable in securities, assets, cash or evidences of indebtedness issued by other persons or the Corporation (excluding cash dividends declared and paid by the Corporation out of retained earnings and excluding any distribution for which an adjustment to the Conversion Price occurs pursuant to Section 4(e))), then, in each such case, the holders of the Series B Preferred Stock shall be entitled to a pro rata share of any such distribution as though such holders were holders of the number of shares of Common Stock of the Corporation as though the Series B Preferred Stock had been converted in whole as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

6. Recapitalizations.

If at any time there occurs a recapitalization of the Common Stock (other than a Liquidation or a subdivision, combination, or merger or sale of assets provided for in Section 4(e)(i)-(iii) hereof) the holders of the Series B Preferred Stock shall be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of capital stock or other securities or property of the Corporation or otherwise to which a holder of the Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of Section 4 hereof with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of Section 4 hereof (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

7. No Impairment.

The Corporation will not, by amendment of the Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof.

8. No Fractional Shares and Certificate as to Adjustments.

(a)  No fractional shares of Common Stock will be issued upon the conversion of any share or shares of the Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock by a holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to such fraction multiplied by the closing price of the Corporation’s Common Stock on the Nasdaq Global Market (or any other national securities exchange on which the Common Stock is then traded) on the day immediately preceding the conversion. All calculations under Section 4 hereof and this Section 8(a) shall be made to the nearest cent or to the nearest share, as the case may be.

(b)  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section 4 hereof, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, use its reasonable best efforts to furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock.

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9. Reservation of Stock Issuable Upon Conversion.

  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock that shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock not otherwise reserved for issuance shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action that may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Articles of Incorporation.

10. Notices.

Any notice required by the provisions hereof to be given to the holders of shares of Series B Preferred Stock shall be given in writing and shall be deemed to have been given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery courier, on the second business day after the date when sent, (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted and (iv) in the case of facsimile transmission, the date of telephone confirmation of receipt.

11. Voting Rights.

(a) Election of Directors.

(i) So long as (i) Oak Investment Partners XI, Limited Partnership (or an affiliated fund) (the “Initial Holder”) is the holder of at least a majority of the issued and outstanding shares of Series B Preferred Stock (the “Majority Holder”), but in no event at any time that the Initial Holder is not the Majority Holder, (ii) as of the record date for determining the shareholders entitled to vote at the meeting, the number of shares of Common Stock into which the then outstanding shares of Series B Preferred Stock would be convertible based on the Conversion Price in effect represents at least fifteen percent (15%) of the total issued and outstanding shares of Common Stock of the Corporation (assuming conversion of all shares of Series B Preferred Stock, but without giving effect to conversion or exercise of any other outstanding Convertible Securities or Options or warrants) and (iii) the Majority Holder has not sent the Corporation the irrevocable notice identified in Section 11(a)(viii) below, in the election of directors of the Corporation, the holders of the Series B Preferred, voting separately as a single series to the exclusion of all other classes and series of the Corporation's capital stock and with each share of Series B Preferred Stock entitled to one vote, shall be entitled at an annual or special meeting of the shareholders called for such purpose to elect one director to serve as a member of the Corporation's Board of Directors (the “Series B Director”), until his successor is duly elected by the holders of the Series B Preferred, subject to prior death, resignation, retirement, disqualification, or removal or termination of term of office in accordance with this Section 11(a). The Series B Director so elected shall be in addition to the directors elected by the holders of the Common Stock of the Corporation, and shall in accordance with the Corporation's bylaws increase the maximum number of directors otherwise permitted pursuant to the Corporation's bylaws.

(ii) Initial Appointment. Upon the Original Issue Date, the vacancy resulting from the directorship newly created hereby shall be filled by a vote of the other directors on the Board of Directors as directed by the Initial Holder.

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(ii) Subsequent Designation and Election. At any time that the holders of Series B Preferred are entitled to elect a Series B Director pursuant to Section 11(a)(i) above, the individual designated by the Majority Holder shall be elected by the holders of the Series B Preferred as the Series B Director and all holders of Series B Preferred shall vote their Shares in such a manner to effect the election of the Series B Director designed by the Majority Holders.

(iii)  Resignation; Termination of Term; Removal; and Vacancies.

(A) Resignation. The Series B Director may resign from the Board of Directors at any time by giving written notice to the Corporation at its principal executive office. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective time is specified in the notice.

(B)  Termination of Term of Office. So long as the Initial Holder is the Majority Holder, the term of office of the Series B Director may be terminated only by the Majority Holder. The term of office of the Series B Director shall automatically terminate on the date on which the Initial Holder is no longer the Majority Holder.

(C)  Removal. The Series B Director may be removed only by (I) a written direction of removal delivered to the Corporation by the Majority Holder, (II) as set forth in Section 11(a)(viii) or (III) death or resignation (by written or email notice to the Secretary of the Corporation) of the Series B Director.

(E) Vacancies. In the event of a vacancy on the Board resulting from the death, disqualification, resignation, retirement or termination of term of office of the Series B Director designated by the Majority Holder, the resulting vacancy shall be filled by a representative designated in writing to the Corporation by the Majority Holder, until the next annual or special meeting of the shareholders (and at such meeting, such representative, or another representative designated by the Majority Holder, will be elected to the Board in the manner described in this Section 11(a)). If the Majority Holder fails or declines to fill the vacancy, then the directorship shall remain open until such time as the Majority Holder elects to fill it with a representative designated hereunder.

(v) Fees & Expenses. The Series B Director shall be entitled to all fees, equity awards, other compensation and reimbursement of expenses paid to Board of Directors members who are not employees of the Corporation or its subsidiaries.

(vi) Reporting Information. The Majority Holders shall provide the Corporation with all necessary assistance and information related to the Series B Director that is required (or would be required if the Corporation were subject to Regulation 14A under the Securities Exchange Act of 1934, as amended) to be disclosed in solicitations of proxies or otherwise, including such person's written consent to being named in the proxy statement (if applicable) and to serving as a director if elected.

(vii) Voting Agreement. The holders of Series B Preferred intend the provisions of this Section 11(a) to be enforceable as a shareholder voting agreement in accordance with the provisions of the WBCA.

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(viii) Irrevocable Forfeiture of Rights. The Majority Holder may at any time irrevocably forfeit its right to appoint a director under this Section 11(a) at any time by giving written notice to the Corporation of its intention to forfeit such rights. Immediately following such irrevocable notice, the Series B Director will resign from the Board of Directors. If he or she does not so immediately resign, he or she may be removed at any time by a vote of a majority of the other members of the Board of Directors.

(b) Other Voting Rights. Holders of the Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Corporation’s Common Stock, including with respect to the election of directors of the Corporation, on an as if converted basis based on the Voting Conversion Rate (defined below) in effect on the record date of such vote. Each share of Series B Preferred Stock shall initially be entitled to cast 81 votes (as adjusted from time to time hereunder, the “Voting Conversion Rate”). The Voting Conversion Rate shall be appropriately adjusted (i.e. the Voting Conversion Rate will be adjusted upwards as the Conversion Price is adjusted downwards and vice versa) if the Conversion Price is adjusted from time to time pursuant to Sections 4(e)(i), 4(e)(ii) and 4(e)(iii) above. For purposes of clarification, in no circumstances, shall the Voting Conversion Rate be adjusted upon the occurrence of an event which would cause the Conversion Price to be adjusted pursuant to Section 4(f). Notwithstanding the voting group rights set forth in Section 23B.11.035 of the WBCA, holders of Series A Preferred Stock will not have, by virtue of the WBCA or this Section 11, the right to vote separately as a series on any proposed plan of merger or plan of share exchange. Except as otherwise provided herein, to the maximum extent permitted by law, holders of Series A Preferred Stock will not have any rights to vote separately as a series with respect to any matter submitted to a vote of the holders of the Corporation’s outstanding securities.

12. Protective Provisions.

(a) So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not (either directly or indirectly by merger, consolidation, reclassification or similar transaction) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock, voting separately as a series:

(i)  amend its Articles of Incorporation, Bylaws or other governing documents so as to (i) increase the number of authorized shares of the Corporation’s preferred stock or (ii) adversely change the rights, preferences or privileges of the Series B Preferred Stock or any holder thereof; provided, however, that the authorization and issuance of additional shares of Common Stock, and creation of any series of preferred stock (or issuing shares under any such series) that is junior in dividends, liquidation preference, redemption, conversion and payment rights and otherwise to the Series B Preferred Stock shall not be deemed to adversely change the rights, preferences or privileges of the Series B Preferred Stock; provided further, that the foregoing shall not, in any way, prevent the Corporation from unilaterally amending the Articles of Incorporation, authorizing and otherwise designating additional shares of Series B Preferred Stock and issuing additional shares of Series B Preferred Stock to the then existing holders of the Series B Preferred Stock and/or Registrable Securities, but only to the extent that such shares of Series B Preferred Stock are being issued in satisfaction of Non-Registration Fees.

   (ii)  create, authorize, designate, offer, sell or issue any equity security (or security convertible into or exchangeable for an equity security) that is senior to or pari passu with the Series B Preferred Stock (including any Series B Preferred Stock other than pursuant to the Purchase Agreement) with respect to voting rights, dividends, liquidation preference or conversion rights; provided, however, that the foregoing shall not, in any way, prevent the Corporation from authorizing, designating, offering, selling or issuing any Common Stock or any series of preferred stock (or issuing shares under any such series) that is pari passu with the Series B Preferred Stock with respect to voting rights and/or dividends provided that such Common Stock or series of preferred stock is junior in liquidation preference to the Series B Preferred Stock; provided further, that the foregoing shall not, in any way, prevent the Corporation from unilaterally amending the Articles of Incorporation, authorizing and otherwise designating additional shares of Series B Preferred Stock and issuing additional shares of Series B Preferred Stock to the then existing holders of the Series B Preferred Stock and/or Registrable Securities, but only to the extent that such shares of Series B Preferred Stock are being issued in satisfaction of Non-Registration Fees.

(iii) authorize, offer, sell or issue any shares of Series A Preferred Stock.

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   (iv)  create any new debt instrument or bank line or increase any existing bank line or debt obligation (or similar arrangement pursuant to which the Corporation is or becomes indebted, but specifically excluding trade payables in the ordinary course of business and specifically excluding capital lease lines), so that the Corporation’s total indebtedness pursuant to such instruments, lines or arrangements entered into after the Original Issue Date exceeds $10,000,000 in the aggregate; or

(v)  declare or pay any Distribution (as defined below) with respect to any capital stock of the Corporation.

(b)  For purposes of this Section 12, “Distribution” shall mean the transfer of cash or other property without consideration, whether by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock, or the purchase or redemption of shares of the Corporation for cash or property other than repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, provided such agreements either exist on the Original Issue Date or are approved by holders of a majority of the Series B Preferred Stock outstanding at the time such agreements become binding or at the time of such repurchase.

13. Legend.

The Series B Preferred Stock and any underlying shares of Common Stock will be issued under an exemption or exemptions from registration under the Act and are subject to certain restrictions on transfer pursuant to the terms of the Purchase Agreement. Accordingly, the certificates evidencing the Series B Preferred Stock and the underlying Common Stock shall, upon issuance, contain a legend, substantially in the form as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND NO INTEREST HEREIN MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES SHALL BE EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) SUCH SECURITIES ARE TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT (OR ANY SUCCESSOR RULE) OR (3) THE ISSUER OF THESE SECURITIES SHALL HAVE RECEIVED AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER THAT NO VIOLATION OF THE ACT OR SIMILAR STATE SECURITIES LAWS WILL BE INVOLVED IN SUCH TRANSFER.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS CONTAINED IN, AND, UNTIL SUCH RESTRICTIONS EXPIRE, MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT UPON COMPLIANCE WITH, THE PROVISIONS OF THAT CERTAIN PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF JULY 28, 2006, BY AND BETWEEN THE INITIAL HOLDER AND THE CORPORATION.  BY ACCEPTANCE OF THE SHARES OF CAPITAL STOCK EVIDENCED BY THIS CERTIFICATE, THE HOLDER AGREES TO BE BOUND BY SAID PURCHASER AGREEMENT AND ALL AMENDMENTS THERETO.  A COPY OF SUCH PURCHASE AGREEMENT HAS BEEN FILED AT THE OFFICE OF THE CORPORATION

14. Status of Converted Stock.

In the event any shares of Series B Preferred Stock shall be converted pursuant to Section 4 hereof or redeemed pursuant to Section 15 hereof, the shares so converted or redeemed shall be canceled and shall not be reissuable by the Corporation.

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15. Optional Redemption.

(a)  At any time after [insert closing date], 2011, subject to Section 15(e), this Corporation may redeem, out of funds legally available therefor, in whole or in increments of at least 15% of the shares of Series B Preferred Stock that have not been converted into Common Stock pursuant hereto before the time of such redemption (the date of such redemption being referred to herein as the “Redemption Date”). The Corporation shall redeem the shares of Series B Preferred Stock by paying in cash an amount per share equal to $362.50 (as appropriately adjusted for any combinations, divisions, or similar recapitalizations affecting the Series B Preferred Stock after the Original Issue Date), plus an amount equal to all declared and unpaid dividends thereon (the “Redemption Price”). Any partial redemptions must be effected pro rata among the holders of Series B Preferred Stock, unless the affected holders consent otherwise. The Corporation may exercise its redemption right set forth in this Section 15 up to five (5) separate times.

(b)  At least thirty (30), but no more than forty five (45) days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is sent) of the Series B Preferred Stock, at the address last shown on the records of the Corporation for such holder, (i) notifying such holder of the redemption to be effected, the Redemption Date, the Redemption Price, the place at which payment may be obtained, (ii) calling upon such holder to surrender to the Corporation the manner and at the place designated the holder’s certificate or certificates representing the shares to be redeemed (or lost stock affidavits therefor reasonably acceptable to the Corporation) and (iii) including the officers’ certificate described in Section 15(e) (the “Redemption Notice”). Except as provided herein, on or after the Redemption Date each holder of Series B Preferred Stock to be redeemed shall surrender to this Corporation the certificate or certificates representing the shares of Series B Preferred Stock to be redeemed (or lost stock affidavits therefor reasonably acceptable to the Corporation) (the “Redeemed Certificates”), in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. The Corporation will promptly prepare and send to each such holder a certificate for any shares of Series B Preferred Stock represented by a Redeemed Certificate that are not redeemed on such Redemption Date.

(c)  From and after the applicable Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series B Preferred Stock designated for redemption in the Redemption Notice as holders of the Series B Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to the shares designated for redemption on such date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(d)  For avoidance of doubt, the Series B Preferred Stock will continue to have its conversion rights pursuant to Section 4 until the Redemption Date.

(e)  As a condition to the Corporation’s right to cause a redemption under this Section 15, (i) the Corporation must, on the Redemption Date, have funds legally available for the redemption of the Series B Preferred Stock designated for redemption, (ii) the Corporation must be able to effect such redemption without violating or conflicting with any agreement to which the Corporation is a party or by which it or its assets are bound or the Corporation’s Articles of Incorporation or bylaws, (iii) the Corporation must deposit the Redemption Price of all the outstanding shares of Series B Preferred Stock with a bank or trust corporation having aggregate capital and surplus in excess of $50,000,000, as a trust fund for the benefit of the respective holders of the Series B Preferred Stock, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered a share certificate to the Corporation pursuant to this Section 15 (or lost stock affidavit therefor reasonably acceptable to the Corporation) and (iv) include in the Redemption Notice a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Corporation that the conditions set forth in this Section 15(e) have been satisfied in full. As of the Redemption Date, the deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor (or lost stock affidavit therefor reasonably acceptable to the Corporation). Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Section 15(e) for the redemption of shares thereafter converted into shares of the Corporation’s Common Stock pursuant to Section 4 hereof prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section 15 remaining unclaimed at the expiration of thirty (30) days following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors, provided the Corporation has used commercially reasonable efforts to notify the holder of the related Series B Preferred Stock of the unclaimed amount and such holder’s rights therein.

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IN WITNESS WHEREOF, Airspan Networks, Inc. has caused this Articles of Amendment to the Articles of Incorporation to be signed by Peter Aronstam, its Chief Financial Officer, as of [insert date of execution], 2006.

AIRSPAN NETWORKS, INC.

By:
Name: Peter Aronstam
Title: Chief Financial Officer

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